UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TRAVELCENTERS OF AMERICA LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 13, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following proxy materials are available for you to review online at www.proxyvote.com:

•	the Notice of Annual Meeting;
•	the 2008 Proxy Statement;
•	the Annual Report for the year ended December 31, 2007 (which is not deemed to be part of the official proxy soliciting materials); and
•	any amendments to the foregoing materials that are required to be furnished to shareholders.

To view this material, have the 12-digit Control # (located on the following page) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 30, 2008 to facilitate timely delivery.

To request material:      Internet: www.proxyvote.com      Telephone: 1-800-579-1639      **Email: sendmaterial@proxyvote.com

**If requesting material by e-mail please send a blank e-mail with the 12-digit Control # (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

TRAVELCENTERS OF AMERICA LLC

Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

TRAVELCENTERS OF AMERICA LLC 24601 CENTER RIDGE ROAD WESTLAKE, OHIO 44145

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on June 12, 2008. Have your notice in hand when you access the web site and follow the instructions.

Meeting Location

The Annual Meeting for Shareholders of record as of

January 14, 2008 is to be held on June 13, 2008 at 9:30 A.M. EDT to consider the voting items set forth on the next page

at:	Sheraton Newton Hotel
320 Washington Street
Newton, Massachusetts 02458

DIRECTIONS TO SHERATON NEWTON HOTEL, 320

WASHINGTON STREET, NEWTON, MASSACHUSETTS

From Boston Logan International Airport

Exit the airport through Ted Williams Tunnel which becomes

Mass Pike West (I-90). Take the Newton/Watertown exit (Exit 17)

and go through four lights. The hotel will be on the left.

From the North

Take I-93 South to exit 20, Mass Pike West (I-90). Follow I-90 to

Exit 17. Take the exit towards West Newton and go through

four lights. The hotel will be on the left.

From the West

Take Mass Pike (I-90) east to Exit 17. Stay in the second to left lane and curve over bridge. At the light turn left from the

middle lane. Do not get back on the Mass Pike. The hotel will be ahead on the left.

From the South

Take I-93 North to exit 20, Mass Pike West (I-90). Follow I-90 to

Exit 17. Take the exit towards West Newton and go through

four lights. The hotel will be on the left.

Voting items

The Board of Directors Recommends a Vote

FOR Proposals 1 and 2.

1.	To elect one Group I Independent Director to our board.

Nominee:
01) Arthur G. Koumantzelis

2.	To elect one Group I Managing Director to our board.

Nominee:
02) Barry M. Portnoy

3.

In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting or at any adjournment or postponement thereof.